UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2015

      RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-33509

Delaware	11-3525548
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1640 Marengo St. 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

As of August 9, 2015, Response Genetics, Inc. (the “Company”) executed an agreement under which the Company has agreed in principle to sell substantially all of its business assets in a sale conducted under supervision by the United States Bankruptcy Court for the District of Delaware. The “stalking-horse” purchaser under the agreement is Cancer Genetics, Inc. (“CGI”). As required by the Bankruptcy Code, the sale to CGI will be subject to overbidding by other prospective purchasers.

CGI is an emerging DNA and molecular diagnostics company focused on the personalization of cancer treatment through the discovery, development and commercialization of genomic and biomarker based panels to help clinicians, hospitals, and biopharmaceutical companies globally. Its stock is traded on the Nasdaq under the symbol CGIX - (Nasdaq:CGIX).

Under the agreement, the Company has proposed to sell substantially all of its assets, including certain leasehold improvements, tangible personal property, intangible property, leases and contracts, accounts receivable, inventory and business records. The purchase price for the assets, subject to certain adjustments, is proposed to consist of $14,000,000, comprised of a 50/50 split in value of cash and the common stock of CGI. The number of shares of CGI stock to be delivered to the Company at the closing of the sale will be based on the value per share of the CGI stock, determined as the average of the closing prices per share on each of the three trading days immediately preceding announcement of the proposed sale. All shares of CGI’s stock included in the purchase price will be issued directly to one of the Company’s secured lenders. As additional consideration, CGI has agreed in principle to assume certain liabilities of the Company, including certain paid time off balances for retained employees and certain post-petition payables.

The agreement in principle remains subject to finalization of all schedules and exhibits to the agreement within seven days of the Company’s commencement of its chapter 11 case. In addition, the agreement is proposed to be subject to the satisfaction of a number of closing conditions, including Bankruptcy Court approval and the absence of certain material adverse events. No assurance can be given that the sale will be consummated on the anticipated terms, or at all. Upon the occurrence of certain events or defaults by the Company, the purchaser is entitled to terminate the Asset Purchase Agreement and to receive a break-up fee in an amount equal to 4% of the aggregate purchase price and reimbursement of up to $125,000 of its expenses in connection with the transaction.

The foregoing description of the agreement in principle does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement attached hereto as Exhibit 10.1. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

As of August 9, 2015, the Company entered into a senior secured, super-priority debtor-in-possession financing arrangement (the “DIP Facility”) with SWK Funding LLC, Swiftcurrent Partners LP, and Swiftcurrent Offshore Master Ltd. (collectively, the “DIP Lenders”) under which the Company may borrow up to $16,250,000 to finance operations and working capital during its chapter 11 proceedings, pay certain costs and expenses (including the costs and expenses of the Company’s chapter 11 proceedings), and fund payment of interest and fees to the DIP Lenders, and for certain other purposes. Indebtedness incurred under the DIP Facility accrues interest at a per annum floating rate equal to the sum of (a) a LIBOR-based rate defined in the DIP Facility documents plus (b) 12.5%. Indebtedness under the DIP Facility matures 60 days after the commencement of the Company’s chapter 11 case and is secured by substantially all of the assets of the Company. In addition, the DIP Facility terminates on the first to occur of (a) its maturity date, (b) the closing of the sale of all or substantially all of the Company’s assets, (c) 25 days after the commencement of the Company’s chapter 11 case if a final order approving the DIP Facility has not been entered, or (d) the effective date of a confirmed plan of reorganization or liquidation that provides for payment in full of all obligations of the Company under the DIP Facility or is otherwise acceptable to the DIP Lenders in their sole discretion. In addition, the DIP Lenders are entitled to terminate the DIP Facility upon the occurrence of certain adverse events or defaults by the Company. The DIP Facility is subject to a number of conditions, including Bankruptcy Court approval, and the Company is required to pay the DIP Lenders’ reasonable costs and expenses in connection with the DIP Facility.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Term Sheet attached hereto as Exhibit 10.1. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 1.03. Bankruptcy or Receivership

On August 9, 2015, the Company filed voluntary chapter 11 bankruptcy petitions with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware. The proceeding has been assigned case no.15-11663.

The Company will continue its ordinary course of business operations and will operate as a debtor-in-possession within the bankruptcy proceeding. These bankruptcy filings were necessitated by the Company's inability to secure new equity or debt financing on terms acceptable to the Company's current primary lender. The Company hopes to use the protections provided by the chapter 11 process to effect a sale of all or substantially all of its assets. The Company believes that the chapter 11 filing provides it with the best chance of preserving the value of its business assets and maximizing the return to all of the stakeholders of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by this reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit #	Description

10.1	Asset Purchase Agreement dated as of August 9, 2015 between Response Genetics, Inc., as Seller, and Cancer Genetics, Inc., as Purchaser.

10.2	Terms and Conditions Proposed Senior Secured, Super-Priority Debtor-in-Possession Credit Facility among Response Genetics, Inc., SWK Funding LLC, Swiftcurrent Partners LP, and Swiftcurrent Offshore Master Ltd.

 Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws. The Company intends that all such forward-looking statements be subject to the safe harbor created under such laws. Such forward-looking statements include, but are not limited to, statements regarding (i) the continuation of the Company’s business operations; (ii) the continuation of the Company’s status as a debtor in possession; and (iii) the Company’s plans to use a Chapter 11 bankruptcy to sell its business. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but not are not limited to, (a) the willingness of the Company’s secured lenders to continue to fund its operations; (b) the Company’s ability to remain in place as debtor in possession; (c) the Company’s ability to successfully complete the bankruptcy sale process and resolve claims with creditors; (d) other risks of Chapter 11 bankruptcy proceedings; and (e) as detailed in the Company’s SEC reports.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015	RESPONSE GENETICS, INC.

	By:	/s/ Kevin R. Harris

	Name:	Kevin R. Harris
	Title:	Chief Financial Officer